UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014 (September 23, 2014)
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LIHUA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001- 34445	14-1961536
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

c/o Lihua Holdings Limited
Houxiang Five-Star Industry District
Danyang City, Jiangsu Province PRC 212312
(Address of Principal Executive Office) (Zip Code)

(86) 511 86317399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2014, directors Jonathan Serbin and Kelvin Lau resigned from the Company’s Board of Directors.  Neither has expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Company provided Messrs. Serbin and Lau with a copy of the disclosure set forth on Item 5.02 of this Form 8-K.

Background.  As members of the Board’s Audit Committee, Mr. Serbin and Mr. Lau worked with former fellow Audit Committee member Robert Bruce and the Company’s Chief Financial Officer, Daphne Huang, to investigate the circumstances surrounding the alleged misconduct of the Company’s former Chief Executive Officer, Jianha Zhu and Chief Operating Officer, Yaying Wang.  Shortly after midnight on April 30, 2014 in the People’s Republic of China (PRC), Mr. Serbin, Mr. Lau, Mr. Bruce and Ms. Huang learned about a news report concerning the alleged misconduct of Mr. Zhu.  The Audit Committee and Ms. Huang immediately convened a telephonic meeting to discuss the news report, and held another telephonic meeting later that day with Mr. Zhu to ask him about the allegations.  Mr. Zhu denied the allegations contained in the news report.  Over the next several days, the Audit Committee and Ms. Huang made numerous efforts to obtain information related to the allegations, including through calls to staff at the Company, calls to the Company’s former PRC local counsel, and numerous attempts to communicate via phone with Mr. Zhu, Ms. Wang, and their son, Zhu Peng.  The Audit Committee and Ms. Huang were in contact with Crowe Horwath, the Company’s independent auditor, during this period, and held additional telephonic meetings to discuss the situation on May 4 and May 6, 2014.

On May 7, 2014, the Audit Committee engaged the law firm, McDermott Will & Emery, and its associated firm MWE China, to conduct an initial inquiry into the allegations.  The Audit Committee authorized McDermott Will & Emery to utilize the forensic accounting services of the Shanghai office of Grant Thornton.

On May 12, 2014, the Audit Committee and Ms. Huang traveled to Danyang City to visit the facilities of Lihua’s subsidiaries, Lihua Copper and Lihua Electron, and to meet with local government officials and bank managers.  The Audit Committee and Ms. Huang learned from these discussions, and from Zhenjiang City administrative court notices posted on certain of the subsidiaries’ factory buildings, that the subsidiaries’ assets, including their bank accounts in PRC, had been frozen by court order.   On the same trip, the Audit Committee and Ms. Huang met with representatives of Wuxi Industry Development Group Co., Ltd. (“Wuxi”), a substantial indirect shareholder of Power Apex Holdings Ltd., the state-owned enterprise that had acquired a 44% share of Lihua’s common stock from Magnify Wealth, the holding company for Jianghua Zhu’s Lihua shares.

MWE China conducted limited preliminary work, but was not able to complete the initial inquiry, or the larger contemplated internal investigation, because the Company had limited access to cash and could not continue to fund the work.  However, the Company obtained additional financial information about its PRC subsidiaries from Mr. Tian Bao Wang, who had engaged an accounting consultant in advance of his decision to become the Company’s Chief Executive Officer. On June 10, 2014, the Board appointed Mr. Wang as CEO, President and Chairman of the Board, and Mr. Ming Zhang to serve as a director on the Board. Mr. Tian Bao Wang and Mr. Ming Zhang are also board members of Power Apex.

Despite these efforts, the Company was not able to avoid being delisted by The Nasdaq Stock Market, Inc. (“Nasdaq”).  The Audit Committee and Ms. Huang worked diligently to avoid delisting, but their efforts were hindered by the Company’s lack of money to pay for the internal investigation.  Throughout this process, the Audit Committee and Ms. Huang were advised by the Company’s legal counsel and a consultant who specializes in Nasdaq compliance.

Thereafter, the Audit Committee was able to arrange for the Company to obtain a loan from Power Apex to conduct the investigative work discussed below, which has been overseen by the full Board and facilitated by Ms. Huang. Messrs. Serbin and Lau, as members of the Audit Committee, along with Ms. Huang and fellow directors Mr. Wang and Mr. Ming Zhang, have devoted substantial time and energy over the past several months to probe Mr. Zhu’s alleged wrongdoing and the financial condition of Lihua and its subsidiaries.   Recently, the Board of Directors received the report of Asia Pacific CPA Group (“Asia Pacific”), a PRC CPA firm engaged by the Board of Directors inter alia to report on the financial condition of the Company’s subsidiaries as of June 30, 2014.  The findings of Asia Pacific have been received and are summarized below in Item 8.01 of this Current Report.

Item 8.01.                      Other Events.

On August 29, 2014, Lihua International, Inc.’s (the “Company”) filed a Current Report on Form 8-K disclosing that the Company’s Board of Directors and management were working to collect financial information for each of the Company’s operating subsidiaries, including seeking to obtain the banking records for the subsidiaries.  In addition, the Company reported that as a result of the Company’s efforts to collect relevant information, the management and the Board of Directors learned that during 2013, and between January 1, 2014 and April 30, 2014, the Company’s PRC subsidiaries entered into certain letters of credit and other short-term borrowing transactions that were not authorized by the Board of Directors; that such letters of credit and other short-term borrowing transactions were not reflected in the financial statements included in the above-referenced reports; and that information regarding such letters of credit and other short-term borrowing transactions was concealed from the Company’s Board of Directors, Chief Financial Officer and the Company’s independent accountants by the Company’s former Chief Executive Officer and former Chief Operating Officer and/or former personnel under their control.

The Company also disclosed that the Board of Directors approved the engagement of the Asia Pacific to provide, among other things, a report of the financial condition of the Company’s subsidiaries as of June 30, 2014, and disclosed that upon conclusion of Asia Pacific’s work, the Company would provide further information. On September 9, 2014, the Board of Directors received the results of Asia Pacific’s work, which focused on the financial condition of  the Company’s subsidiaries, Jiangsu Lihua Copper Industry Co., Ltd. (“Lihua Copper”) and Danyang Lihua Electronic Co., Ltd. (“Lihua Electronic”).  Specifically, Asia Pacific performed verification and analysis of detailed year-to-date June 30, 2014 profit and loss, and balance sheet items as of June 30, 2014.  Further verification and investigation were performed on material balance sheet items including inventory, accounts receivable, prepayment, other receivables, fixed assets, bank liabilities and other liabilities.The report found the following:

•
Although the combined internal ledger balances of the subsidiaries reportedly showed combined assets of RMB 1,695.3 million, combined liabilities of RMB 1,538.7 million and combined equity of RMB 156.6 million, Asia Pacific determined that the combined assets were RMB 719.2 million, the combined liabilities were RMB 1,484.9 million for a combined deficit of RMB 765.6 million.

•	The subsidiaries had borrowed money from ten banks, or had conducted capital raising through issuing letters of credit, and that the aggregate bank debt outstanding was RMB 1,112.9 million.

•
RMB 331.1 million in receivables due Lihua Copper were transferred to an entity that Company management believes to be related to its former Chief Executive Officer, the solvency of which is unknown.  Of the foregoing receivables, RMB 203.3 million were receivables due from the Company’s former Chief Executive Officer and former Chief Operating Officer.  The accounting basis for the foregoing transfer is unknown.

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An entity related to the Company’s former Chief Executive Officer owes Lihua Copper RMB 350.5 million (after offsetting a payable to such entity from Lihua Electronic).  This entity has ceased operations and does not appear to own any physical assets, and the report states that the probability of collecting on such receivable is questionable.

None of the transactions described in the report and summarized immediately above were disclosed to the Company’s Board of Directors, Chief Financial Officer or the Company’s independent accountants by the former Chief Executive Officer or former Chief Operating Officer. The Company’s Board of Directors is continuing its review of the report and of the Company’s financial condition, but based upon the conclusions set forth in the Asia Pacific report the Company’s subsidiaries appear to be insolvent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Lihua International, Inc.

By:	/s/ Daphne Huang
Daphne Huang Chief Financial Officer

Date:                      September 29, 2014